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                                                                   Exhibit 10.16

         AMENDMENT dated as of June 16, 1997 to the EMPLOYMENT AGREEMENT (the "Agreement") made as of the 28th day of January 1997 by and between Mikhail Leibov, residing at 11 Golar Drive, Monsey, New York 10952 (the "Executive"), and Russian Wireless Telephone Company, Inc., a Delaware corporation formerly known as Telcom Group USA, Inc., having an office for the transaction of business at 780 Third Avenue, New York, New York 10017 (the "Company").

         1. Modification of Article 1 of the Agreement. Section 1.1 of the Agreement is hereby deemed to have been deleted and replaced by the following new Section 1.1:

                  Section 1.1 Employment of the Executive. Commencing on February 1, 1997 (the "Commencement Date") and continuing during the five year period ending on January 31, 2002 (the "Term"), the Executive shall serve as Executive Vice President of the Company, as General Director (Chief Executive) of ZAO Corbina Telecommunications ("Corbina"), as General Director (Chief Executive) of ZAO CompTel Limited ("CompTel") and as General Director (Chief Executive) of ZAO Investelektrosvyaz ("Investelektrosvyaz"), and shall devote substantially all of his time (approximately 40 hours per week) in connection therewith. In his capacities as General Director of Corbina, CompTel and Investelektrosvyaz, the Executive shall have general supervision over the business and day-to-day affairs of such companies, reporting in each case to the Chief Executive Officer of the Company, and subject in each case, to the overall directions given to the Executive by the Chief Executive Officer of the Company which shall be in accordance with the management decisions made by the respective stockholders of such companies at extraordinary and general meetings of such stockholders.

         2. Modification of Article 7 of the Agreement. Article 7 of the Agreement is hereby modified by adding thereto a new Section 7.8 which provides, as follows:

                  Section 7.8 The Company's Warranties and Representations. The Company hereby warrants and represents to the Executive that:

                  (a) Upon completion of the initial public offering of securities which the Company shall be making pursuant to the prospectus which forms a part of the Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission under Registration No. 333-24177 (the "Prospectus"), the Company shall use the net proceeds derived therefrom in accordance with the provisions of, and for the purposes stated in, the section of the Prospectus entitled "Use of Proceeds."
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                  (b) Upon receipt of the Executive's requests for funds needed to implement the business plans of Corbina, CompTel and Investelektrosvyaz in accordance with the disclosures thereof contained in the Prospectus, the Company shall transfer such funds to the "I" account maintained by the Company at ABN Amro Bank in Moscow, or to such other account or accounts as shall be mutually acceptable to the Company's Chief Executive Officer and the Executive.

                  (c) In the event that the Company shall receive, at any time during the Term of this Agreement, loan proceeds aggregating not less than $50 million from one or more banks or other financial institutions, the Company shall provide up to 30% of such loan proceeds to Corbina, CompTel and/or Investelektrosvyaz for expansion of their respective businesses pursuant to the business plans of such companies as disclosed in the Prospectus.

         3. Continuation of Agreement in Full Force and Effect. The Agreement, as modified by the provisions of this Amendment thereto, shall continue, from and after the date hereof, in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first above written.

                                       RUSSIAN WIRELESS
                                       TELEPHONE COMPANY, INC.


                                       By:_____________________________________
                                             Ronald G. Nathan, President




                                       ________________________________________
                                                  Mikhail Leibov

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